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RENTRAK REPORTS FISCAL 2016 FIRST QUARTER FINANCIAL RESULTS

-- -- Rentrak Partners with Oracle Data Cloud for Enhanced Consumer Understanding and Insights --

-- Full Year Guidance Reaffirmed --

PORTLAND, OR (August 10, 2015) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its first fiscal quarter ended June 30, 2015.

Revenue for Rentrak’s TV Everywhere™ product line increased 49 percent for the first quarter of fiscal 2016 to $15.6 million, up from $10.5 million for the same period last year. Total company revenue increased 23 percent to $27.5 million for the fiscal 2016 first quarter, up from $22.3 million for the same period last year.

			Percent Change
(revenue in millions)	1Q FY16	1Q FY15	As Reported	Constant Currency*
TV Everywhere™	$15.6	$10.5	49%	49%
Movies Everywhere™	$7.6	$7.4	3%	8%
OnDemand Everywhere®	$3.8	$3.2	18%	18%
Other Services**	$0.5	$1.2	(62)%	(62)%
Total Revenue	$27.5	$22.3	23%	25%
Numbers may not sum due to rounding.

*	Constant currency growth assumes foreign exchange rates were held constant with exchange rates for fiscal 2015.
** Other Services includes the company’s Studio Revenue Share Essentials™ and Home Entertainment Essentials information product lines.

“We are very pleased with our progress this quarter, and continue to believe that we are firmly on target to achieve our full year guidance given the health of our business in the media ecosystem,” said Bill Livek, Rentrak’s Vice Chairman and CEO. “Our partnership with Oracle Data Cloud will expand our Advanced Demographics offering to help advertisers and networks better understand how to reach their customers and viewers. We are also making great headway with Rubik, where we increased our client base from 10 to 14 in a short period of time. Our political vertical will benefit from almost $4.5 billion in expenditures related to the 2016 elections, and our Sports business addresses a very large market. We are excited about these and many other opportunities and our ongoing ability to monetize them.”

Gross margin was 64 percent of revenue for the first quarter of fiscal 2016, compared with 66 percent for the same period last year, related to changes in revenue mix, including a substantial increase in TV Everywhere™ revenue which generates lower margins than Rentrak’s other product lines, and the addition of two major data providers for the company’s TV Essentials® product.

Operating expenses for the first quarter of fiscal 2016 totaled $15.6 million, versus $16.1 million for the first quarter of fiscal 2015. For the fiscal 2016 period, Rentrak adjusted its earn-out arrangement with iTVX, and recorded a benefit

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

of $3.7 million because it was determined that only the minimum earn-out provisions would be achieved. Subsequent to the end of the quarter, Rentrak paid approximately $500,000 in cash to settle the earn-out obligation in full.

Operating income for the first quarter of fiscal 2016 was $2.0 million, which included $1.8 million in stock-based compensation costs and $213,000 in acquisition costs, offset by the $3.7 million credit related to the iTVX earn-out. Operating loss for the first quarter of fiscal 2015 was $1.4 million, which included $1.7 million in stock-based compensation costs and $46,000 in acquisition costs, partially offset by a $500,000 credit related to the iTVX earn-out. Excluding these amounts for both periods, operating income would have increased to $345,000 for the first quarter of fiscal 2016, up from an operating loss of $122,000 for the first quarter of fiscal 2015.

Income from continuing operations, net of income taxes, totaled $1.5 million, or $0.10 per diluted share, for the first quarter of fiscal 2016, versus a loss of $1.4 million, or $0.11 per share, for the same period last year. Excluding the costs mentioned above for both periods, as well as the net loss attributable to noncontrolling interest, loss from continuing operations, net of income taxes, for the first quarter of fiscal 2016 would have been $157,000, or $0.01 per share, compared with a loss from continuing operations of $131,000, or $0.01 per share, for the same period last year. For the first quarter of fiscal 2016 the company’s tax rate was 30 percent, compared with a benefit of 2 percent for the same period last year.

Net income was $1.6 million, or $0.10 per diluted share, for the first quarter of fiscal 2016, compared with a net loss, including discontinued operations, of $966,000, or $0.08 per share, for the first quarter of fiscal 2015. Excluding the costs mentioned above for both periods, the company’s net loss would have been $84,000, or $0.01 per share, for the first quarter of fiscal 2016, compared with net income, including discontinued operations, of $270,000, or $0.02 per diluted share, for the same period last year. The reduction related primarily to higher tax expense in the fiscal 2016 period, compared with the prior-year period.

Adjusted EBITDA (a non-GAAP measure) grew to $2.7 million for the first quarter of fiscal 2016, up from $1.5 million for the same period last year. A reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak used $3.0 million in cash from operating activities, for the first quarter of fiscal 2016, compared with using $606,000 in cash from operating activities, including discontinued operations, for the first quarter of fiscal 2015. Most of the cash used was for payments to Kantar for transition-related services resulting from Rentrak’s acquisition of Kantar’s U.S.-based television measurement assets, as well as payments related to the sale of Rentrak’s Pay-Per-Transaction (PPT) business.

Rentrak’s cash, cash equivalents and marketable securities balance was $79.0 million at June 30, 2015, compared with $84.0 million at March 31, 2015.

Rentrak’s recent milestones include:

•	Entering into a partnership agreement with Oracle Data Cloud.

•	Working with two major advertising agency holding companies that will conduct business using Rentrak’s currency in the majority of local television markets in the United States.

•	Adding 25 local TV station clients, and eight new local markets, including from major television station groups such as Sinclair Broadcast Group and Nexstar Broadcasting Group.

•	Entering into an exclusive contract with MovieTickets.com to create tools that will benefit television networks, MVPDs and movie studios.

Business Outlook
Rentrak reiterated its fiscal 2016 guidance and selected longer-term metrics, including:

•	Total company revenue growth of 36 percent to 39 percent.

•	TV Everywhere™ revenue growth of 55 percent to 65 percent.

•
Accelerating Movies Everywhere™ growth in the second half of fiscal 2016 related to anticipated contract renewal increases from large domestic studios. The product line will continue to be affected by foreign exchange movements.

•	Adjusted EBITDA before acquisition and reorganization costs of $22.7 million to $25.9 million, or 16 percent to 18 percent of revenues.

•	Longer-term adjusted EBITDA return on revenue target of 35%.

•	Tax expense of approximately $4.0 million for the year, most of which is expected to be non-cash.

•	Approximately 16.4 million fully diluted weighted average shares outstanding.

•	Capital spending of approximately $13.0 million to $14.0 million.

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2016 first quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 866-652-5200 toll free, or 412-317-6060 from international locations, and asking to be connected to the Rentrak Corporation conference call. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com, where it will be archived through August 10, 2016. An audio replay of this call will be available until August 17, 2015 by dialing 877-344-7529 from the U.S., 855-669-9658 from Canada, or 412-317-0088 from international locations, passcode 10068817.

About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using its proprietary intelligence and technology, combined with Advanced Demographics, only Rentrak is the census currency for VOD and movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of forward-looking words such as “should,” “plan,” “believe,” “expects,” “anticipate,” target,” “outlook,” or “continues” or the negative thereof or variations thereon or comparable terminology. Forward-looking statements in this release include, without limitation, statements regarding Rentrak’s ability to achieve its full year guidance, the impact of Rentrak’s new partnership with Oracle, headway the company is making with Rubik, its Sports business and in the political category, its ability to monetize future opportunities and statements under the heading “Business Outlook.” These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including the company’s ability to attract new customers and retain existing customers, the company’s success in maintaining its relationships with its customers and partners, the company’s ability to successfully develop and market new products to create new revenue streams and grow its existing revenue streams, foreign currency exchange rate fluctuations, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF
(Financial Tables Follow)

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended
	June 30,
	2015	2014
Revenue	$27,529	$22,344
Cost of revenue	9,893	7,604
Gross margin	17,636	14,740
Operating expenses:
Selling, general and administrative	11,660	12,834
Research, technology and innovation	3,979	3,264
Total operating expenses	15,639	16,098
Income (loss) from continuing operations	1,997	(1,358)
Other income, net	151	20
Income (loss) from continuing operations before income taxes	2,148	(1,338)
Provision for income taxes	653	29
Income (loss) from continuing operations, net of income taxes	1,495	(1,367)
Income from discontinued operations, net of income taxes	—	348
Net income (loss)	1,495	(1,019)
Net loss attributable to noncontrolling interest	(73)	(53)
Net income (loss) attributable to Rentrak Corporation	$1,568	$(966)

Income (loss) per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$0.10	$(0.11)
Diluted	$0.10	$(0.11)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$—	$0.03
Diluted	$—	$0.03

Net income (loss) per share attributable to Rentrak Corporation common stockholders:
Basic	$0.10	$(0.08)
Diluted	$0.10	$(0.08)

Shares used in per share calculations:
Basic	15,273	12,505
Diluted	16,178	12,505

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	June 30, 2015	March 31, 2015

Assets
Current Assets:
Cash and cash equivalents	$7,965	$3,691
Marketable securities	70,991	80,318
Accounts receivable, net of allowances for doubtful accounts of $69 and $179	17,569	16,884
Deferred tax assets, net	97	60
Other current assets	3,531	3,928
Total Current Assets	100,153	104,881
Property and equipment, net of accumulated depreciation of $30,929 and $29,121	26,874	23,035
Goodwill	135,952	135,890
Other intangible assets, net of accumulated amortization of $4,669 and $4,203	16,111	16,384
Other assets	4,347	4,333
Total Assets	$283,437	$284,523
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,925	$3,967
Accrued liabilities	550	592
Accrued data provider liabilities	7,109	6,690
Accrued compensation	5,912	11,724
Deferred revenue and other credits	3,485	3,812
Total Current Liabilities	22,981	26,785
Deferred rent, long-term	2,285	2,358
Accrued compensation, long-term	92	90
Taxes payable, long-term	470	465
Deferred tax liability, net, long-term	2,813	2,228
Total Liabilities	28,641	31,926
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; shares authorized: 75,000; shares issued and outstanding: 15,339 and 15,251	15	15
Capital in excess of par value	285,835	285,280
Accumulated other comprehensive income	613	464
Accumulated deficit	(32,243)	(33,811)
Stockholders’ Equity attributable to Rentrak Corporation	254,220	251,948
Noncontrolling interest	576	649
Total Stockholders’ Equity	254,796	252,597
Total Liabilities and Stockholders’ Equity	$283,437	$284,523

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Three Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$1,495	$(1,019)
Income from discontinued operations, net of income taxes	—	(348)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities of continuing operations:
Depreciation and amortization	2,317	1,655
Stock-based compensation	1,840	1,690
iTVX stock-based compensation	(3,705)	(500)
Deferred income taxes	548	60
Loss on disposition of assets	2	41
Realized loss on marketable securities	54	—
Adjustment to allowance for doubtful accounts	(110)	(90)
(Increase) decrease in:
Accounts receivable	(900)	(671)
Taxes receivable and prepaid taxes	—	122
Other assets	331	441
Increase (decrease) in:
Accounts payable	(542)	154
Taxes payable	30	341
Accrued liabilities and compensation	(4,007)	(2,877)
Deferred revenue	(326)	38
Deferred rent	(74)	(35)
Net cash provided by operating activities of discontinued operations	—	392
Net cash used in operating activities	(3,047)	(606)
Cash flows from investing activities:
Purchase of marketable securities	—	(2,000)
Sale of marketable securities	9,250	6,000
Payments made to develop intangible assets	(37)	(26)
Purchase of property and equipment, including capitalized IT labor costs	(2,853)	(1,870)
Net cash provided by investing activities	6,360	2,104
Cash flows from financing activities:
Proceeds from issuance of common stock	856	298
Net cash provided by financing activities	856	298
Effect of foreign exchange translation on cash	105	280
Increase in cash and cash equivalents	4,274	2,076
Cash and cash equivalents:
Beginning of period	3,691	5,102
End of period	$7,965	$7,178

Rentrak Reports Fiscal 2016 First Quarter Financial Results
August 10, 2015

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended June 30,
	2015	2014
Net income (loss) attributable to Rentrak Corporation	$1,568	$(966)
Adjustments:
Income from discontinued operations, net of income taxes	—	(348)
Provision for income taxes	653	29
Investment income, net	(207)	(61)
Depreciation and amortization from continuing operations	2,317	1,655
Stock-based compensation from continuing operations(1)	1,840	1,690
Adjusted EBITDA	$6,171	$1,999
iTVX stock-based compensation	(3,705)	(500)
Acquisition costs	213	46
Adjusted EBITDA before iTVX stock-based compensation and acquisition costs	$2,679	$1,545

	For the Three Months Ended June 30,
	2015	2014
EPS (diluted), as reported	$0.10	$(0.08)
iTVX stock-based compensation	(0.23)	(0.04)
Income from discontinued operations, net of income taxes	—	(0.03)
Acquisition costs	0.01	—
Stock-based compensation from continuing operations(1)	0.11	0.14
Non-GAAP Diluted EPS	$(0.01)	$(0.01)
(1) Excludes iTVX stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three month periods ended June 30, 2015 and 2014 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for non-cash items, such as stock-based compensation, as well as cash-settled items, such as acquisition and non-recurring costs, as we believe these are not representative of our ongoing operating performance and we believe excluding these costs provide a useful metric by which to compare performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.